POWER OF ATTORNEY

         I, the  undersigned,  hereby  constitute  and appoint Robert N. Hickey,
David M. Leahy and David C. Mahaffey, each of the them singly, my true and lawful attorneys and agents, with full power to them and each of them to sign for me and in my name and in my capacity as an officer or Trustee of Endeavor
Series Trust, any and all Registration Statements on Form N-1A of Endeavor Series Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection thereunder with the Securities and Exchange Commission, granting unto said attorney and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as I might or could do in person, with full power or substitution and revocation; and I do hereby ratify and confirm all that said attorneys and agents may lawfully do or cause to be done by virtue of this power of attorney.

         WITNESS my hand as of the 9th day of May, 2000.



                                                            /s/Jodi Schlessel*























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